UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2025

HCW Biologics Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40591	82-5024477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 N. Commerce Parkway
Miramar, Florida		33025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 954 842-2024

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HCWB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On November 17, 2025, HCW Biologics Inc. (the “Company”) and Beijing Trimmune Biotech Co., Ltd. (“Trimmune”) entered into an Amended and Restated License, Research and Co-Development Agreement (“A&R License”) following the assignment of the original License, Research and Co-Development Agreement, which includes an exclusive license to HCW11-006 for in vivo applications (“WY Biotech License”) from WY Biotech Co., Ltd. to Trimmune. The parties restructured the terms of the original WY Biotech License to include the assignment of rights to Trimmune, payment of half of the $7.0M upfront license fee (i.e., $3.5M) in cash at closing and the other half in transferable equity in Trimmune (valued based on its current round of equity financing), an option to license HCW9302 for in vivo applications in China or Asia, and a 90-day period to close the deal from execution of the A&R License. Pursuant to the terms of the A&R License, the Company will retain its payment-free, milestone-free, and royalty-free option to recapture all rights to the development and commercialization of the licensed molecule for in vivo applications in the United States, Canada, Central America, and South America (Opt-in Territory) after the conclusion of the Phase 1 clinical trial. Trimmume is financially responsible for all costs associated with research and development, manufacturing, clinical development, regulatory approval, and commercialization for the molecule in its territory. If the closing under the A&R License Agreement does not occur within 90 days of execution (i.e., by January 16, 2026), all intellectual property and rights with respect to HCW11-006 will be returned to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCW BIOLOGICS INC.

Date:	November 18, 2025	By:	/s/ Hing C. Wong
Hing C. Wong, Founder and Chief Executive Officer